Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

The undersigned, Worthing F. Jackman, being the duly elected and acting Chief Financial Officer of Waste Connections, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the quarterly report of the Company on Form 10-Q for the three months ended June 30, 2016 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2016	By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief
Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent that the Company specifically incorporates it by reference.